Exhibit 99.1
N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES 2019 GUIDANCE
-- CONFIRMS 2018 GUIDANCE --
-- ANNOUNCES TWO-FOR-ONE STOCK SPLIT --

ST. LOUIS, MISSOURI (December 13, 2018) - Centene Corporation (NYSE: CNC) announced today its 2019 financial guidance. Total revenues are expected to be $69.7 billion to $70.5 billion, representing growth of approximately 17% compared to the midpoint of the 2018 guidance range. Diluted earnings per share for 2019 are expected to be $7.23 to $7.59 (pre-split). Adjusted diluted earnings per share for 2019 are expected to be $8.15 to $8.55 (pre-split), representing an increase of 19% compared to the midpoint of the 2018 guidance range.

On December 12, 2018, the Board of Directors declared a two-for-one split of Centene's common stock in the form of a 100% stock dividend that is expected to be effective in the first quarter of 2019. The split is subject to stockholder approval of an amendment to Centene's certificate of incorporation to increase the number of authorized shares of common stock.

For its 2019 fiscal year, the Company expects the following:

•	Total revenues in the range of $69.7 billion to $70.5 billion.

•	Health benefits ratio of approximately 86.6% to 87.1%.

•	Selling, general and administrative (SG&A) and Adjusted SG&A expense ratio of approximately 9.2% to 9.7%.

•	Effective tax rate of approximately 24.5% to 26.5%.

•	Diluted shares outstanding of approximately 210.4 million to 211.4 million (420.8 million to 422.8 million post-split).

•	Diluted earnings per share of approximately $7.23 to $7.59 ($3.62 to $3.80 post-split).

•	Adjusted diluted earnings per share of approximately $8.15 to $8.55 ($4.08 to $4.28 post-split).

The Company affirms its 2018 revenue guidance in the previously announced range for total revenues of $59.8 billion to $60.3 billion, diluted earnings per share of approximately $4.34 to $4.50 (pre-split), and adjusted diluted earnings per share of approximately $6.90 to $7.10 (pre-split). Full year 2018 earnings will be reported on February 5, 2019, at 6:00 AM, with a conference call at 8:30 AM (Eastern Time).

Investor Meeting

Centene Corporation will host an investor meeting tomorrow at the Pierre Hotel in New York City, including a question-and-answer session, to discuss the details of its guidance. The meeting will begin promptly at 8:30 AM (Eastern Time) and end at approximately 1:15 PM (Eastern Time). Investors and other interested parties who are unable to attend in person are invited to listen to the investor meeting via a live, audio webcast on the Company's website and view a copy of the investor presentation at www.centene.com, under the Investors section.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company references Adjusted SG&A Expense Ratio, however the Company cannot provide a reconciliation of Adjusted SG&A Expense Ratio guidance without unreasonable efforts. As such, it has been excluded from the reconciliation below.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The table below provides reconciliations of non-GAAP items per share:

	Pre-Split	Pre-Split	Post-Split(4)
	Annual Guidance December 31, 2018	Annual Guidance December 31, 2019	Annual Guidance December 31, 2019

GAAP diluted EPS	$4.34 - $4.50	$7.23 - $7.59	$3.62 - $3.80
Amortization of acquired intangible assets (1)	$0.81 - $0.83	$0.90 - $0.92	$0.45 - $0.46
Acquisition related expenses (2)	$1.63 - $1.65	$0.02 - $0.04	$0.01 - $0.02
California minimum MLR change (3)	$0.12	—	—
Adjusted diluted EPS	$6.90 - $7.10	$8.15 - $8.55	$4.08 - $4.28

(1)
The amortization of acquired intangible assets per diluted share presented above are net of the income tax benefit of an estimated $0.24 to $0.25 pre-split for the year ended December 31, 2018 and an estimated and $0.30 to $0.31 pre-split and approximately $0.15 post-split for the year ended December 31, 2019.

(2)
The acquisition related expenses per diluted share presented above are net of the income tax benefit of an estimated $0.50 to $0.51 pre-split for the year ended December 31, 2018 and approximately $0.01 pre-split and approximately $0.00 post-split for the year ended December 31, 2019.

(3)	The California minimum MLR change per diluted share presented above is net of the income tax benefit of an estimated $0.03 pre-split for the year ended December 31, 2018.

(4)	Gives effect to the proposed two-for-one stock split, which is subject to a stockholder vote.

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long-Term Services and Supports (LTSS), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as "Part D"), dual eligible programs and programs with the U.S. Department of Defense. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, commercial programs, home-based primary care services, life and health management, vision benefits management, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://www.centene.com/investors.

Forward-Looking Statements

The company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (PSLRA) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. In particular, the information provided in this press release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Centene and certain plans and objectives of Centene with respect thereto, including but not limited to the expected benefits of the acquisition of Health Net, Inc. (Health Net) (Health Net Acquisition) and the acquisition of New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York (Fidelis Care) (Fidelis Care Acquisition). These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Without limiting the foregoing, forward-looking statements often use words such as "believe", "anticipate", "plan", "expect", "estimate", "intend", "seek", "target", "goal", "may", "will", "would", "could", "should", "can", "continue" and other similar words and expressions (and the negative thereof). We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in PSLRA. A number of factors, variables or events could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, Centene's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder that may result from changing political conditions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting Centene's government businesses; Centene's ability to adequately price products on federally facilitated and state-based Health Insurance Marketplaces; tax matters; disasters or major epidemics; the outcome of legal and regulatory proceedings; changes in expected contract start dates; provider, state, federal and other contract changes and timing of regulatory approval of contracts; the expiration, suspension or termination of Centene's contracts with federal or state governments (including but not limited to Medicaid, Medicare, TRICARE or other customers); the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; challenges to Centene's contract awards; cyber-attacks or other privacy or data security incidents; the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the Health Net Acquisition and the Fidelis Care Acquisition, will not be realized, or will not be realized within the expected time period; the exertion of management's time and Centene's resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for the Health Net Acquisition or the Fidelis Care Acquisition; disruption caused by significant completed and pending acquisitions, including the Health Net Acquisition and the Fidelis Care Acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions, including among others, the Health Net Acquisition and the Fidelis Care Acquisition; changes in expected closing dates, estimated purchase price and accretion for acquisitions; the risk that acquired businesses, including Health Net and Fidelis Care, will not be integrated successfully; the risk that, following the Fidelis Care Acquisition, Centene may not be able to effectively manage its expanded operations; restrictions and limitations in connection with Centene's indebtedness; Centene's ability to achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; availability of debt and equity financing, on terms that are favorable to Centene; inflation; foreign currency fluctuations; the stock split and the required stockholders approval to increase Centene's authorized common stock; and risks and uncertainties discussed in the reports that Centene has filed with the SEC. These forward-looking statements reflect Centene's current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of its experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release could cause Centene's plans with respect to the Health Net Acquisition, the Fidelis Care Acquisition, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is currently believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. Centene does not assume any obligation to update the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other risk factors that may affect Centene's business operations, financial condition and results of operations, in Centene's filings with the SEC, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.